UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2004

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware		06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Two of the Company’s directors have resigned to allow the Company to meet the technical requirements of the NYSE corporate governance standards. On November 4, 2004, the look-back period for director independence determinations in Section 303A.02 of the NYSE Listed Company Manual expanded from one year to three years.

Robert B. Haas and Douglas D. Wheat are principals in Haas, Wheat & Partners, L.P., which received fees from the Company’s initial public offering on November 16, 2001. Because they would no longer be considered independent during the brief period from November 4, 2004 through November 16, 2004, Mr. Haas and Mr. Wheat have chosen to resign effective November 3, 2004.

Mr. Haas and Mr. Wheat will once again meet the Company’s and NYSE’s independence criteria on November 17, 2004, and Messrs. Haas and Wheat will be reappointed to the Company’s Board, effective November 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

	By:	/s/ Steven C. Francis
Steven C. Francis
Chief Executive Officer
Date: November 4, 2004